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                                  EXHIBIT 99.2
                                                                    NEWS RELEASE
[LOGO]
P. O. Box 5000
Victoria, Minnesota 55386 USA
952-443-2500

CONTACTS:                                                 FOR IMMEDIATE RELEASE
         Anthony J. Fant, CEO
         Donald R. Reynolds, President/COO
         Steve E. Tondera, CFO

                     HEI PROJECTS ANNUAL REVENUE GROWTH RATE
                           OF 50% FOR FISCAL YEAR 2001

       HEI SECURES $13.5 MILLION LINE OF CREDIT TO SUPPORT EXPECTED GROWTH

MINNEAPOLIS, August 31, 2000 -- HEI, Inc. (Nasdaq: HEII, www.heii.com) announced today that it has recently completed a $13.5 million, three-year line of credit agreement with LaSalle Business Credit, Inc. LaSalle is part of the Netherlands-based ABN AMRO Bank N.V., one of the world's ten largest banks with assets of $460 billion. HEI will use this capital to fund its aggressive growth as it expands its technology and product lines worldwide.

"We are achieving considerable growth in the medical and hearing markets fueled by our leading edge, laminate technology. In addition, we expect revenues in the fiber optic, wireless and radio frequency identification (RFID) markets to nearly double in fiscal year 2001 as compared to fiscal year 2000, due in part to our new high frequency, chip carrier technology and enhanced manufacturing capabilities. We believe that HEI has invested in the right technologies at the right time to attract new customers in these exciting markets," said Don Reynolds, President and Chief Operating Officer of HEI, Inc.

"This credit line will give HEI increased financial strength to develop new product lines and diversify into new markets," remarked Anthony Fant, Chairman of HEI, Inc. "We are excited to have this banking relationship with such a strong financial institution. This financial backing and HEI's commitment to aggressive growth and investment in target markets will strengthen our position as a technology leader and support continued growth. Based on existing and identified customers we expect our annual growth rate to exceed 50% in the coming fiscal year which begins September 1st", he added.

"LaSalle is proud to finance an industry leader like HEI by providing a revolving line of credit to support HEI's current and future working capital needs. We look forward to working with them as they continue to grow their business over the years," said Kurts Strelnieks, Vice President, LaSalle Business Credit, Inc.

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HEI, Inc., and Cross Technology, Inc., a wholly owned subsidiary of HEI, Inc., specialize in the custom design and manufacture of high performance, ultraminiature microelectronic devices and high-technology products incorporating those devices. HEI and Cross contribute to their customers' competitiveness in the hearing, medical, communications, wireless smart cards, other RF applications, and industrial markets through innovative design solutions and by the application of state-of-the art materials, processes and manufacturing capabilities.

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World Headquarters and Microelectronics Division   PO Box 5000, 1495 Steiger Lake Lane, Victoria, MN 55386
Mexico Division, Customer Service Center           1 Offshore  International, 777 East MacArthur Circle, Tucson, AZ 85714
High Density Interconnect Division                 610 South Rockford Drive, Tempe, AZ 85281
Cross Technology, Inc.                             1546 Lake Drive West, Chanhassen, MN 55317
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FORWARD LOOKING INFORMATION

INFORMATION IN THIS NEWS RELEASE, WHICH IS NOT HISTORICAL, INCLUDES FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. STATEMENTS CONTAINED IN THIS PRESS RELEASE, INCLUDING BENEFITS IN FY2001 FROM THE COMPANY'S INVESTMENTS, THE IMPORTANCE OF SPECIFIC TECHNOLOGIES WITHIN SPECIFIC MARKETS, AND THE ESTIMATED REVENUE GROWTH AND GROWTH RATES ARE FORWARD LOOKING STATEMENTS. ALL OF SUCH FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES INCLUDING, WITHOUT LIMITATION, ADVERSE BUSINESS OR MARKET CONDITIONS, THE ABILITY OF HEI TO SECURE AND SATISFY CUSTOMERS, THE AVAILABILITY AND COST OF MATERIALS FROM HEI'S SUPPLIERS, ADVERSE COMPETITIVE DEVELOPMENTS, CHANGE IN OR CANCELLATION OF CUSTOMER REQUIREMENTS, AND OTHER RISKS DETAILED FROM TIME TO TIME IN HEI'S SEC FILINGS.